As filed with the Securities and Exchange Commission on April 22, 1998

                          Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933



                      INDUSTRIAL SERVICES OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

Florida                                         59-0172746
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)               Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky 40232 (502) 368-1661 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)




                                  Harry Kletter
                      Industrial Services of America, Inc.
                                 7100 Grade Lane
                                 P.O. Box 32428
                           Louisville, Kentucky 40232
                                 (502) 368-1661
(Name, address, including zip code, and telephone number, including area code, of agent for service)




                                    Copy to:

                             Alex P. Herrington, Jr.
                                Stites & Harbison
                        400 W. Market Street, Suite 1800
                         Louisville, Kentucky 40202-3352
                                 (502) 587-3400



Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE


                                     Proposed        Proposed
                                     maximum         maximum
Title of                             offering        aggregate    Amount of
Securities to       Amount to be     price per       offering     registration
be registered       registered       share (1)       price (1)    fee

Common Stock,
$.01 par value      400,000          $5.875          $2,350,000    $694
-------------------------------------------------------------------------------

(1)Based on the average of the bid and asked prices reported on the Nasdaq Small-Cap Market on April 20, 1998 and for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
                      INDUSTRIAL SERVICES OF AMERICA, INC.
                                 400,000 SHARES
                          COMMON STOCK, $.01 PAR VALUE


This Prospectus is part of a Registration Statement which registers an aggregate of 400,000 shares of Common Stock, $.01 par value ("Common Stock") of Industrial Services of America, Inc. (the "Company"), a Florida corporation, which may be issued, as set forth herein, to certain Optionees described herein ("Optionees"), pursuant to common stock options ("Options") to purchase up to 400,000 shares of the Common Stock of the Company. The Options were granted to Optionees by Harry Kletter, Chairman of the Board and Chief Executive Officer and an "affiliate" of the Company under the federal securities laws, acting in his individual capacity, in privately negotiated transactions pursuant to certain Stock Option Agreements, each dated as of January 2, 1998. Optionees may reoffer and resell all or a portion of their shares of Common Stock from time to time as follows: (a) block trades in which the brokers or dealers so engaged will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) in privately negotiated transactions not involving a broker or dealer. In effecting sales, brokers or dealers engaged to sell shares may arrange for other brokers or dealers to participate. Brokers or dealers engaged to sell shares will receive compensation in the form of commissions or discounts in amounts to be negotiated by Optionees immediately prior to each sale. The Company will receive no proceeds from any sales of Common Stock by Optionees. Optionees and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

No person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

The Common Stock of the Company is listed on the Nasdaq Small-Cap Market under the trading symbol "IDSA." On _______________, 1998, the last reported sale price of the Company's Common Stock on the Nasdaq Small-Cap Market was $____ per share.

See "Risk Factors" beginning on page 3 for certain information relevant to an investment in the Common Stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

The date of the Prospectus is _______, 1998.

A.    AVAILABLE INFORMATION

      Industrial Services of America, Inc. (the "Company") is subject to the informational requirements of Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. The Company's Common Stock is listed on the Nasdaq Small-Cap Market under the symbol "IDSA" and reports and other information concerning the Company can be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov).

      The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 400,000 shares of the Company's Common Stock, which may be issued to Optionees upon the exercise of the Options. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.

B.    INFORMATION INCORPORATED BY REFERENCE

      The following documents filed with the Commission are incorporated herein by reference:

      1. The Company's latest Annual Report on Form 10-K for its fiscal year ended December 31, 1997;

      2. The Company's report on Form 8-K filed March 3, 1998.

      3. The description of the Company's Common Stock contained in its Registration Statement on Form S-1, dated May 22, 1969.

      4. All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph 1 above.

      All reports and other documents subsequently filed by the Company pursuant to sections 13(a), 13(c), and 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

      THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH

PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO HARRY KLETTER, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, INDUSTRIAL SERVICES OF AMERICA, INC., 7100 GRADE LANE, P.O. BOX 32428, LOUISVILLE, KENTUCKY 40232.
THE TELEPHONE NUMBER IS (502) 368-1661.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. See "Special Note Regarding Forward-Looking Statements."

C.    SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements included in or incorporated by reference into this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: the factors set forth in this section; general and local economic conditions; and other factors referenced in this Prospectus and in the Company's filings with the Commission.

D.    RISK FACTORS

      IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE REFORM ACT. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD- LOOKING STATEMENTS. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS." SUCH FACTORS INCLUDE, AMONG OTHERS, THE RISK FACTORS SET FORTH BELOW.

      1.  Effect of Sales of Common Stock

      Future sales of the Common Stock by existing shareholders, including future sales by Optionees, or the perception that sales could occur, could adversely affect the market price of the Common Stock. As of March 16, 1998, of the Company's 1,929,600 outstanding shares of Common Stock, 42.62% of such shares were beneficially owned directly or indirectly by Harry Kletter, who is an "affiliate" of the Company under the federal securities laws. This does not include (i) 200,000 shares of Common Stock beneficially owned by Roberta Kletter, the spouse of Mr. Kletter, as to which shares he disclaims beneficial ownership, and (ii) an option granting Mr. Kletter 500,000 shares of Common Stock at an exercise price of $5.00 per share, which was ratified by the Company's Board of Directors on February 16, 1998. The vesting schedule of the option is as follows: (a) following July 1, 1998, the option to purchase 200,000 shares may be exercised; (b) following October 1, 1998 the option to purchase an additional 200,000 shares may be exercised; (c) following January 1, 1999, the option to purchase an additional 100,000 shares may be exercised. The options expire on January 16, 2003. All other shares were freely transferrable without restriction under the Securities Act, unless held by another "affiliate" of the Company under the federal securities laws and except for 125,000 shares and 100,000 shares reserved for issuance under stock options granted to Sean M. Garber and Glenn Bierman, respectively, and 100,000 shares reserved for issuance under the Company's Employee Stock Option Plan, all of which are "restricted securities" under the federal securities laws.

      2.  Business and Economic Factors

      The future of the Company, and of the Company's operations, will be subject to a number of business and other factors beyond management's control, such as economic slowdowns and increased competition. Unfavorable general economic conditions could adversely affect the operating results of the Company. There can be no assurance that the Company would be able to sustain its operations in the event of an economic slowdown for an extended period of time or if general economic conditions in the U.S. deteriorate.

      3.    Competition

      Each of the Company's current and proposed business segments is characterized by competition. Many companies offer or are engaged in the development of products or the provisions of services which may be or are competitive with the Company's present or proposed products or services. Many of these entities have substantially greater financial, technical, manufacturing, marketing, distribution, and/or other resources than the Company. There can be no assurance that the Company will be able to compete successfully with such companies.

      4.  Absence of Dividends

      The Company has not paid and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future, but instead intends to retain all working capital and earnings, if any, for use in the Company's business operations and in the expansion of its business.

      5. No Assurance of Active or Continued Public Market.

      Although a public trading market for the Common Stock currently exists, there can be no assurance that such trading market will provide significant liquidity with regard to the Common Stock or that such market will be sustained.

      6.    Control by Principal Shareholder.

      As of March 16, 1998, Harry Kletter, Chairman of the Board, Chief Executive Officer and a director of the Company, beneficially owned directly or indirectly 822,304 shares of Common Stock, or 42.62% of the Company's issued and outstanding Common Stock. This does not include (i) 200,000 shares of Common Stock beneficially owned by Roberta Kletter, the spouse of Mr. Kletter, as to which shares he disclaims beneficial ownership, and (ii) an option granting Mr. Kletter 500,000 shares of Common Stock at an exercise price of $5.00 per share, which was ratified by the Company's Board of Directors on February 16, 1998. The vesting schedule of the option is as follows: (a) following July 1, 1998, the option to purchase 200,000 shares may be exercised; (b) following October 1, 1998 the option to purchase an additional 200,000 shares may be exercised; (c) following January 1, 1999, the option to purchase an additional 100,000 shares may be exercised. The options expire on January 16, 2003. As a result of the foregoing, Mr. Kletter will have the ability to influence the election of all of the Company's directors and to direct the affairs of the Company.

E.    THE COMPANY

      The Company was incorporated under the laws of the State of Florida in October, 1953, as Alson Manufacturing, Inc. The Company is an integrated solid waste management consulting company engaged in the business of retail and industrial waste management and waste handling equipment sales and service. The Company's principal executive offices are located at 7100 Grade

Lane,  P.O. Box 32428,  Louisville,  Kentucky 40232 and its telephone  number is
(502) 368-1661.

F.    SELLING SHAREHOLDERS

      Harry Kletter and each of Richard Bolton, Neil Sullivan, Joseph Turchyn and Anthony Yonadi, who constitute all of the Optionees, entered into separate Stock Option Agreements dated as of January 2, 1998 (the "Stock Option Agreements"), pursuant to which Mr. Kletter granted the Options to Optionees. Under the Stock Option Agreements, Optionees were granted the right, at their option, to purchase up to an aggregate of 400,000 shares of the Common Stock of the Company at a price of $4.00 per share. The Options granted to Messrs. Bolton and Turchyn are exercisable in whole or in part at any time prior to January 2, 1999. The Options granted to Messrs. Sullivan and Yonadi are exercisable in whole or in part at any time prior to February 1, 1999. Each Optionee agrees that his Option shall not be assigned or otherwise transferred.

      The Options may be exercised, in whole or in part, but in denominations not less than one thousand (1,000) shares, at any time prior to 3:00 p.m. Louisville, Kentucky time on the respective expiration dates referenced above, by giving written notice to Mr. Kletter to that effect. If the notice of exercise specifies a number of shares less than the full amount subject to the applicable Option, and the time for exercise has not expired, the Company shall provide the applicable Optionee with a new revised Stock Option Agreement for the balance of the number of shares subject to such Option and then remaining unexercised.

      None of Optionees has had any position, office or other material relationship with the Company or any of its predecessors or affiliates within the past three years, except that on March 31, 1995, the Company and Neil Sullivan, an Optionee, entered into certain agreements providing that Mr. Sullivan would furnish professional consulting services to the Company for a period of 24 months, and that the Company would (i) pay Mr. Sullivan 5% of the aggregate price paid by the Company for acquisitions or other business opportunities on which Mr. Sullivan provided services, (ii) reimburse Mr. Sullivan for his business expenses, and (iii) grant to Mr. Sullivan an option to purchase up to an aggregate of 100,000 shares of Common Stock of the Company at a price of $2.00 per share, together with certain registration rights related thereto. Mr. Sullivan also agreed to be bound by certain confidentiality and noncompetition provisions. Subsequently such option and the underlying shares were registered pursuant to a Registration Statement on Form S-8 and Mr. Sullivan exercised such option and sold the underlying shares.

      The following  table sets forth as of March 16, 1998, with respect to each
Optionee: name, number of shares of Common Stock beneficially owned, number of shares of Common Stock being offered and number of shares of Common Stock to be held following the offering, assuming the sale of all of the shares of Common Stock offered hereby.

                            Owned                          To Be Owned
                       Before Offering                   After Offering
              ------------------------------    ------------------------------

                                                                          Shares
       Name      Number (1)    Percent (2)        Offered   Number     Percent

Richard Bolton       50,000       2.15%            50,000      0          0

Neil Sullivan       150,000       6.44%           150,000      0          0

Joseph Turchyn       50,000       2.15%            50,000      0          0

Anthony Yonadi      150,000       6.44%           150,000      0          0




(1) Includes all shares of Common Stock subject to the Options.

(2) Calculated on the basis of 1,929,600 shares of Common Stock outstanding on March 16, 1998 plus all shares of Common Stock subject to the Options.

G.    PLAN OF DISTRIBUTION

      The purpose of this Prospectus is to permit Optionees, if they desire, to dispose of some or all of the Common Stock covered by this Prospectus at such times and at such prices as they choose. Whether sales of shares will be made, and the timing and amount of any sale made, is within the sole discretion of Optionees. Optionees will in all cases be responsible for complying with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act in connection with the offer and sale of the Common Stock covered by this Prospectus.

      Optionees may reoffer and resell all or a portion of their shares of Common Stock from time to time as follows: (a) block trades in which the brokers or dealers so engaged will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) in privately negotiated transactions not involving a broker or dealer. In effecting sales, brokers or dealers engaged to sell shares may arrange for other brokers or dealers to participate. Brokers or dealers engaged to sell shares will receive compensation in the form of commissions or discounts in amounts to be negotiated by Optionee immediately prior to each sale. The Company will receive no proceeds from any sales of Common Stock by Optionees. Optionees and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

      Harry Kletter has agreed to pay all of the costs and expenses of this offering up to $10,000 and each Optionee has agreed to pay his pro rata share of such costs and expenses in excess thereof.

H.    USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of any shares issued upon exercise of the Options.

I.    TRANSFER AGENT

      The Transfer Agent for the shares of Common Stock is Mid-America Bank of Louisville & Trust Company, Louisville, Kentucky (502) 562-5479.

J.    LEGAL MATTERS

      Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Stites & Harbison, 400 West Market Street, Suite 1800, Louisville, Kentucky 40202-3352, counsel to the Company.

K.    EXPERTS

      The audited consolidated financial statements of the Company incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Crowe, Chizek and Company, LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

L.    STATEMENT ON INDEMNIFICATION

      Under provisions of the Company's Amended and Restated Articles of Incorporation, any person made a party to any lawsuit by reason of being a director or officer of the Company, or any parent or subsidiary thereof, shall be indemnified by the Company to the full extent authorized by the Florida Business Corporation Act, other than in situations where such person shall be adjudged to be liable for negligence or misconduct in the performance of duty. The right of indemnification shall not extend to or include indemnification for liabilities arising under the Securities Act.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table. Harry Kletter has agreed to pay all of the costs and expenses of this offering up to $10,000 and each Optionee has agreed to pay his pro rata share of such costs and expenses in excess thereof.

            SEC Registration Fee . . . . . . . . . . . $     694
            Legal Fees and Expenses . . . . . . . . .      9,000 *
            Accounting Fees and Expenses  . . . . . .      1,000 *
            Miscellaneous . . . . . . . . . . . . . .        250 *
                  Total. . . . . . . . . . . . . . . . $   10,944


      *Estimated

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a) Article XII of Registrant's Certificate of Amendment of Certificate of Incorporation provides:

            The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-laws, agreement, vote of stockholders, or otherwise. The right of indemnification hereinabove stated shall under no circumstances extend to or include indemnification for liabilities arising under the Securities Act of 1933, as amended.

b. Section 607.0850 of the Florida Business Corporation Act provides that:

            (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

            (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

            (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

            (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

            (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

            (c)  By independent legal counsel;

            1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph
            (b); or

            2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate) or

            (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

            (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

            (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

            (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other further indemnification or advancement of expense of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

            (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

            (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

            (c) In the case of a director, a circumstance under which the liability provisions of s.607.0834 are applicable; or

            (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

            (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

            (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

            (a) The director, officer, employees, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

            (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection
            (7); or

            (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

            (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (11) For purposes of this section: (a) the term "other enterprises" includes employee benefit plans; (b) the term "expenses" includes counsel fees, including those for appeal; (c) the term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; (d) the term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal; (e) the term "agent" includes a volunteer; (f) the term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and (g) the term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

            (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.


Item 16.  EXHIBITS.

The following documents are filed as Exhibits to this Registration Statement:

4.1   --Stock Option Agreement - Bolton
4.2   --Stock Option Agreement - Sullivan

4.3   --Stock Option Agreement - Turchyn
4.4   --Stock Option Agreement - Yonadi

5.1 --Opinion of Stites & Harbison as to the validity of the shares being registered, including consent.

23.1  --Consent of Stites & Harbison (included in Exhibit 5.1 hereto)

23.2  --Consent of Crowe, Chizek and Company, LLP

24.1 --Power of Attorney (Included on Page II-8)


Item 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act")

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 of Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky on the 22nd day of April, 1998.


                                    INDUSTRIAL SERVICES OF AMERICA, INC.
                                    (Registrant)

                                    By:   ____________________________________
                                          Harry Kletter,
                                          Chairman of the Board and Chief
                                          Executive Officer


Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Harry Kletter and Sean M. Garber, or either one of them, to execute in the name of such person and to file any amendments to this Registration Statement as the Registrant deems appropriate and appoints each such agent as attorney-in-fact to sign in his behalf individually and in each capacity stated below and to file any and all amendments and post-effective amendments to this Registration Statement.


SIGNATURE                           TITLE                          DATE



/s/Harry Kletter
Harry Kletter                 Director, Chairman of             April 22, 1998
                               the Board and Chief
                                Executive Officer
                              (Principal Executive
                              Officer and Principal
                               Financial Officer)


/s/ Sean M. Garber
Sean M. Garber                Director, President,              April 22, 1998
                             Chief Operating Officer
                                  and Treasurer


/s/ Joseph H. Cohen
Joseph H. Cohen               Director                          April 22, 1998


/s/ R. Michael Devereaux
R. Michael Devereaux          Director                          April 22, 1998


/s/ Dr. Barry N. Naft
Dr. Barry N. Naft             Director                          April 22, 1998


/s/ Marcia E. Terry
Marcia E. Terry               Principal                         April 22, 1998
                               Accounting Officer

                                INDEX TO EXHIBITS

Number      Description

4.1         Stock Option Agreement - Bolton

4.2         Stock Option Agreement - Sullivan

4.3         Stock Option Agreement - Turchyn

4.4         Stock Option Agreement - Yonadi

5.1 Opinion of Stites & Harbison as to the validity of the shares being registered, including consent.

23.1        Consent of Stites & Harbison (included in Exhibit 5.1 hereto)

23.2        Consent of Crowe, Chizek and Company, LLP

24.1        Power of Attorney (Included on Page II-8)

EXHIBIT 4.1

THIS OPTION (AND SHARES COVERED THEREBY) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE OPTION UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO INDUSTRIAL SERVICES OF AMERICA, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


50,000 Shares                                 Exercise Price: $4.00

                       STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (the "Agreement") made and effective as of the 2nd day of January, 1998 (the "Effective Date"), between HARRY KLETTER ("Kletter"), of 1208 Park Hills Court, Louisville, Kentucky 40207; and Richard Bolton of Griffin Partners, Inc. located at 75 W. Front Street, Red Bank, New Jersey 07701 ("Optionee").

                             WITNESSETH:

      Kletter is a substantial shareholder of Industrial Services of America, Inc., a Florida Corporation ("ISA"). Kletter and Optionee each desire to enter into this Option Agreement containing the terms and conditions hereinafter set forth, and which grants to Optionee an option to purchase certain shares of the Common Stock of ISA owned by Kletter (the "Shares").

      NOW, THEREFORE, in consideration of the promises and mutual agreements of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. GRANT OF OPTION. In consideration of the foregoing, Kletter hereby grants and issues to Optionee the right at his option (hereinafter referred to as the "Option") to purchase up to an aggregate of 50,000 Shares of Common Stock ($.01 par value) of ISA at a price of $4.00 per share all of which Option shall be exercisable, in whole or in part at any time prior to January 2, 1999 (the "Expiration Date").

      2. METHOD OF EXERCISING OPTION. The Option may be exercised, in whole or in part at any time prior to 3:00 p.m., Louisville, Kentucky Time on the Expiration date, by giving written notice to Kletter to that effect. The Option evidenced hereby shall be exercisable by the delivery to and receipt by Kletter of (a) this original Option Agreement and (b) a written Notice of Election to Exercise (the "Notice of Election") in the form set forth on the Schedule 1 to this Stock Option Agreement, attached hereto and incorporated herein by reference, specifying the number of Shares to be purchased in not less than one thousand (1,000) share denominations. If the Notice of Exercise is for less than the total of 50,000 Shares, and the time for exercise has not expired, Kletter shall provide Optionee with a new or revised Stock Option Agreement for the balance of the Shares then remaining unexercised, upon the same terms and conditions as provided herein.

      3. KLETTER'S REPRESENTATION. Kletter represents that he will use his best efforts to have the appropriate party prepare, file, and maintain with the appropriate regulatory authorities any required statements and/or notices regarding the shares of his Common Stock underlying the Option granted herein within 45 days of the date hereof. Registration of stock to be complete in April 1998. All expenses up to the maximum sum of $10,000.00 associated with statements and/or notices regarding this Option (and the underlying Shares) and other Options (and such underlying shares) in the aggregate of 400,000 Shares shall be borne by Kletter, and the prorated amount of expenses in excess thereof with respect to the registration of a total of 400,000 Shares to be optioned shall be paid by Optionee.


      4. NOTICES. All notices required to be given by either party shall be in writing and delivered by registered, certified or overnight express mail, return receipt requested, to the party being noticed at the address set forth in the first paragraph of this Stock Option Agreement. Either party may effect a change in such address by a prior written notice.

      5. BINDING ACCEPTANCE, PERSONAL NATURE OF OPTION, AND INDEMNIFICATION. By acceptance of this signed Stock Option Agreement, Optionee does hereby agree to be bound by all of the terms and conditions set forth herein. This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives and legal representatives. This Option is personal to Optionee only, and shall not be assigned or otherwise transferred. Optionee agrees to and shall indemnify and hold Kletter harmless from and against any loss, cost or expense (including attorney's fees, reasonably incurred), arising, either directly or indirectly, from any act or omission to act by the Optionee, which results in a claim made upon Kletter regarding the Option or the Shares.

      6. GOVERNING LAW. This Stock Option Agreement shall be construed under the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws thereof.

      7. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. This Stock Option Agreement has been entered into in the Commonwealth of Kentucky and the validity, interpretation and legal effect of this Stock Option Agreement will be governed by the laws of the Commonwealth of Kentucky applicable to contracts entered into within the Commonwealth of Kentucky. Any dispute under this Stock Option Agreement shall be resolved by arbitration conducted in Louisville, Kentucky by the American Arbitration Association. Any action or other proceeding which involves such a controversy will be brought only in said jurisdiction, and not elsewhere, and the parties hereto waive any objections on the grounds of lack of jurisdiction, lack of venue, or forum non-conveniens or any similar grounds. Any process including, without limitation, any summons or subpoena in any such action or proceeding may, among other methods, be served upon either party by delivering it or mailing it, by registered or certified mail, directed to the address on page one of this Stock Option Agreement. Any such delivery or mail service will be deemed to have the same force and effect as personal service within the Commonwealth of Kentucky.



                                /s/Harry Kletter
                                  HARRY KLETTER



                                  Accepted By:


                                /s/Richard Bolton
                               "OPTIONEE"

               SCHEDULE 1 TO STOCK OPTION AGREEMENT
                   NOTICE OF ELECTION OF EXERCISE


TO:   Harry Kletter
      7100 Grade Lane
      Louisville, Kentucky 40213


      The Undersigned Purchaser hereby elects to purchase shares (the "Shares") of the Common Stock ($.01 par value) of Industrial Services of America, Inc. ("ISA") pursuant to the terms of the Stock Option Agreement (the "Option"), dated as of January 2nd, 1998, by and between the undersigned and Harry Kletter (which Option must be surrendered with this Notice of Election To Exercise). Kletter agrees that upon exercise of option, the appropriate documentation to issue these shares will be sent to the transfer agent within five (5) business days.

      Payment in Full (U.S. Funds) is hereby tendered in the aggregate sum of $ which sum represents the Shares (maximum 50,000) times the per Share purchase price of $4.00 by bank certified check payable to Kletter with such funds immediately available in Louisville, Kentucky.

      You are hereby requested to issue a certificate representing the Shares in the name(s), and to the address(es) as specified below:

Name:


 Number of Shares:

City:


Social Security or Tax I.D.
Number:
      1. The Purchaser acknowledges the prior receipt and review of copies of ISA's most recent Form 10-K, Form 10-Q, and Form 8-K filings with the United States Securities and Exchange Commission. Purchaser further acknowledges being fully aware of the "Risk Factors" regarding the purchase of ISA Shares as such matters are and have been described in federal regulatory filings.

      2. The Purchaser has sufficient knowledge and experience in financial and business matters, including the purchase and ownership of unregistered corporate securities and options, to be able to evaluate the risks and merits of the investment represented by the Purchaser's exercise of the Option and purchase of the Shares, and the Purchaser's net worth and available assets are such that Purchaser is able to bear the economic risk of exercise of the Option and purchase of the Shares.

      3. The Purchaser acknowledges that the Purchaser has either been supplied with or has had access to information to which a reasonable investor would attach significance in making investment decisions, and has had the opportunity to ask questions of and receive answers from knowledgeable individuals concerning Kletter and ISA, so that, as a reasonable investor, Purchaser has been able to make a decision to exercise the Option and purchase the Shares.

      4. Because of the experience in financial and business matters of the Purchaser, the Purchaser is qualified to make the inquiry and analysis described in paragraph 2.

      5. The Purchaser understands that neither the Option nor the Shares are being registered under the Securities Act of 1933, as amended in reliance upon exemptions thereunder for transactions not involving any public offering and are not being registered or otherwise qualified for sale under the "Blue Sky" laws and regulations of any state.

      6. The Purchaser is exercising the Option and purchasing the Shares for investment and not with a view to the sale or other distribution thereof, in whole or in part.



DATE                                "PURCHASER"

EXHIBIT 4.2

THIS OPTION (AND SHARES COVERED THEREBY) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE OPTION UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO INDUSTRIAL SERVICES OF AMERICA, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


150,000 Shares                                Exercise Price: $4.00

                       STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (the "Agreement") made and effective as of the 2nd day of January, 1998 (the "Effective Date"), between HARRY KLETTER ("Kletter"), of 1208 Park Hills Court, Louisville, Kentucky 40207; and Neil Sullivan of 1901 Avenue of the Stars, 20th Floor, Los Angeles, California 90067-6021 ("Optionee").

                             WITNESSETH:

      Kletter is a substantial shareholder of Industrial Services of America, Inc., a Florida Corporation ("ISA"). Kletter and Optionee each desire to enter into this Option Agreement containing the terms and conditions hereinafter set forth, and which grants to Optionee an option to purchase certain shares of the Common Stock of ISA owned by Kletter (the "Shares").

      NOW, THEREFORE, in consideration of the promises and mutual agreements of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. GRANT OF OPTION. In consideration of the foregoing, Kletter hereby grants and issues to Optionee the right at his option (hereinafter referred to as the "Option") to purchase up to an aggregate of 150,000 Shares of Common Stock ($.01 par value) of ISA at a price of $4.00 per share all of which Option shall be exercisable, in whole or in part at any time prior to February 1, 1999 (the "Expiration Date").

      2. METHOD OF EXERCISING OPTION. The Option may be exercised, in whole or in part at any time prior to 3:00 p.m., Louisville, Kentucky Time on the Expiration date, by giving written notice to Kletter to that effect. The Option evidenced hereby shall be exercisable by the delivery to and receipt by Kletter of (a) this original Option Agreement and (b) a written Notice of Election to Exercise (the "Notice of Election") in the form set forth on the Schedule 1 to this Stock Option Agreement, attached hereto and incorporated herein by reference, specifying the number of Shares to be purchased in not less than one thousand (1,000) share denominations. If the Notice of Exercise is for less than the total of 150,000 Shares, and the time for exercise has not expired, Kletter shall provide Optionee with a new or revised Stock Option Agreement for the balance of the Shares then remaining unexercised, upon the same terms and conditions as provided herein.

      3. KLETTER'S REPRESENTATION. Kletter represents that he will use his best efforts to have the appropriate party prepare, file, and maintain with the appropriate regulatory authorities any required statements and/or notices regarding the shares of his Common Stock underlying the Option granted herein within 90 days of the date hereof. Registration of stock to be complete in April 1998. All expenses up to the maximum sum of $10,000.00 associated with statements and/or notices regarding this Option (and the underlying Shares) and other Options (and such underlying shares) in the aggregate of 400,000 Shares shall be borne by Kletter, and the prorated amount of expenses in excess thereof with respect to the registration of a total of 400,000 Shares to be optioned shall be paid by Optionee.

      4. NOTICES. All notices required to be given by either party shall be in writing and delivered by registered, certified or overnight express mail, return receipt requested, to the party being noticed at the address set forth in the first paragraph of this Stock Option Agreement. Either party may effect a change in such address by a prior written notice.

      5. BINDING ACCEPTANCE, PERSONAL NATURE OF OPTION, AND INDEMNIFICATION. By acceptance of this signed Stock Option Agreement, Optionee does hereby agree to be bound by all of the terms and conditions set forth herein. This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives and legal representatives, including, but not limited to the fiduciary of the estate of Kletter in the event of Kletter's death. This Option is personal to Optionee only, and shall not be assigned or otherwise transferred. Optionee agrees to and shall indemnify and hold Kletter harmless from and against any loss, cost or expense (including attorney's fees, reasonably incurred), arising, either directly or indirectly, from any act or omission to act by the Optionee, which results in a claim made upon Kletter regarding the Option or the Shares.

      6. GOVERNING LAW. This Stock Option Agreement shall be construed under the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws thereof.

      7. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. This Stock Option Agreement has been entered into in the Commonwealth of Kentucky and the validity, interpretation and legal effect of this Stock Option Agreement will be governed by the laws of the Commonwealth of Kentucky applicable to contracts entered into within the Commonwealth of Kentucky. Any dispute under this Stock Option Agreement shall be resolved by arbitration conducted in Louisville, Kentucky by the American Arbitration Association. Any action or other proceeding which involves such a controversy will be brought only in said jurisdiction, and not elsewhere, and the parties hereto waive any objections on the grounds of lack of jurisdiction, lack of venue, or forum non-conveniens or any similar grounds. Any process including, without limitation, any summons or subpoena in any such action or proceeding may, among other methods, be served upon either party by delivering it or mailing it, by registered or certified mail, directed to the address on page one of this Stock Option Agreement. Any such delivery or mail service will be deemed to have the same force and effect as personal service within the Commonwealth of Kentucky.



                                /s/Harry Kletter
                                  HARRY KLETTER


                                  Accepted By:


                                /s/Neil Sullivan
                               "OPTIONEE"

                SCHEDULE 1 TO STOCK OPTION AGREEMENT
                   NOTICE OF ELECTION OF EXERCISE


TO:   Harry Kletter
      7100 Grade Lane
      Louisville, Kentucky 40213


      The Undersigned Purchaser hereby elects to purchase shares (the "Shares") of the Common Stock ($.01 par value) of Industrial Services of America, Inc. ("ISA") pursuant to the terms of the Stock Option Agreement (the "Option"), dated as of January 2nd, 1998, by and between the undersigned and Harry Kletter (which Option must be surrendered with this Notice of Election To Exercise). Kletter agrees that upon exercise of option, the appropriate documentation to issue these shares will be sent to the transfer agent within twenty-four (24) hours.


      Payment in Full (U.S. Funds) is hereby tendered in the aggregate sum of $ which sum represents the Shares (maximum 150,000) times the per Share purchase price of $4.00 by bank certified check payable to Kletter with such funds immediately available in Louisville, Kentucky.

      You are hereby requested to issue a certificate representing the Shares in the name(s), and to the address(es) as specified below:

Name:


Street:

 Number of Shares:

City:

State:                   Zip:

Social Security or Tax I.D.
Number:

      1. The Purchaser acknowledges the prior receipt and review of copies of ISA's most recent Form 10-K, Form 10-Q, and Form 8-K filings with the United States Securities and Exchange Commission. Purchaser further acknowledges being fully aware of the "Risk Factors" regarding the purchase of ISA Shares as such matters are and have been described in federal regulatory filings.

      2. The Purchaser has sufficient knowledge and experience in financial and business matters, including the purchase and ownership of unregistered corporate securities and options, to be able to evaluate the risks and merits of the investment represented by the Purchaser's exercise of the Option and purchase of the Shares, and the Purchaser's net worth and available assets are such that Purchaser is able to bear the economic risk of exercise of the Option and purchase of the Shares.

      3. The Purchaser acknowledges that the Purchaser has either been supplied with or has had access to information to which a reasonable investor would attach significance in making investment decisions, and has had the opportunity to ask questions of and receive answers from knowledgeable individuals concerning Kletter and ISA, so that, as a reasonable investor, Purchaser has been able to make a decision to exercise the Option and purchase the Shares.

      4. Because of the experience in financial and business matters of the Purchaser, the Purchaser is qualified to make the inquiry and analysis described in paragraph 2.

      5. The Purchaser understands that neither the Option nor the Shares are being registered under the Securities Act of 1933, as amended in reliance upon exemptions thereunder for transactions not involving any public offering and are not being registered or otherwise qualified for sale under the "Blue Sky" laws and regulations of any state.

      6. The Purchaser is exercising the Option and purchasing the Shares for investment and not with a view to the sale or other distribution thereof, in whole or in part.



DATE                                "PURCHASER"

EXHIBIT 4.3

THIS OPTION (AND SHARES COVERED THEREBY) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE OPTION UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO INDUSTRIAL SERVICES OF AMERICA, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


50,000 Shares                                 Exercise Price: $4.00

                       STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (the "Agreement") made and effective as of the 2nd day of January, 1998 (the "Effective Date"), between HARRY KLETTER ("Kletter"), of 1208 Park Hills Court, Louisville, Kentucky 40207; and Joseph Turchyn of Griffin Partners, Inc. located at 75 W. Front Street, Red Bank, New Jersey 07701 ("Optionee").

                             WITNESSETH:

      Kletter is a substantial shareholder of Industrial Services of America, Inc., a Florida Corporation ("ISA"). Kletter and Optionee each desire to enter into this Option Agreement containing the terms and conditions hereinafter set forth, and which grants to Optionee an option to purchase certain shares of the Common Stock of ISA owned by Kletter (the "Shares").

      NOW, THEREFORE, in consideration of the promises and mutual agreements of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. GRANT OF OPTION. In consideration of the foregoing, Kletter hereby grants and issues to Optionee the right at his option (hereinafter referred to as the "Option") to purchase up to an aggregate of 50,000 Shares of Common Stock ($.01 par value) of ISA at a price of $4.00 per share all of which Option shall be exercisable, in whole or in part at any time prior to January 2, 1999 (the "Expiration Date").

      2. METHOD OF EXERCISING OPTION. The Option may be exercised, in whole or in part at any time prior to 3:00 p.m., Louisville, Kentucky Time on the Expiration date, by giving written notice to Kletter to that effect. The Option evidenced hereby shall be exercisable by the delivery to and receipt by Kletter of (a) this original Option Agreement and (b) a written Notice of Election to Exercise (the "Notice of Election") in the form set forth on the Schedule 1 to this Stock Option Agreement, attached hereto and incorporated herein by reference, specifying the number of Shares to be purchased in not less than one thousand (1,000) share denominations. If the Notice of Exercise is for less than the total of 50,000 Shares, and the time for exercise has not expired, Kletter shall provide Optionee with a new or revised Stock Option Agreement for the balance of the Shares then remaining unexercised, upon the same terms and conditions as provided herein.

      3. KLETTER'S REPRESENTATION. Kletter represents that he will use his best efforts to have the appropriate party prepare, file, and maintain with the appropriate regulatory authorities any required statements and/or notices regarding the shares of his Common Stock underlying the Option granted herein within 45 days of the date hereof. Registration of stock to be complete in April 1998. All expenses up to the maximum sum of $10,000.00 associated with statements and/or notices regarding this Option (and the underlying Shares) and other Options (and such underlying shares) in the aggregate of 400,000 Shares shall be borne by Kletter, and the prorated amount of expenses in excess thereof with respect to the registration of a total of 400,000 Shares to be optioned shall be paid by Optionee.


      4. NOTICES. All notices required to be given by either party shall be in writing and delivered by registered, certified or overnight express mail, return receipt requested, to the party being noticed at the address set forth in the first paragraph of this Stock Option Agreement. Either party may effect a change in such address by a prior written notice.

      5. BINDING ACCEPTANCE, PERSONAL NATURE OF OPTION, AND INDEMNIFICATION. By acceptance of this signed Stock Option Agreement, Optionee does hereby agree to be bound by all of the terms and conditions set forth herein. This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives and legal representatives. This Option is personal to Optionee only, and shall not be assigned or otherwise transferred. Optionee agrees to and shall indemnify and hold Kletter harmless from and against any loss, cost or expense (including attorney's fees, reasonably incurred), arising, either directly or indirectly, from any act or omission to act by the Optionee, which results in a claim made upon Kletter regarding the Option or the Shares.

      6. GOVERNING LAW. This Stock Option Agreement shall be construed under the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws thereof.

      7. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. This Stock Option Agreement has been entered into in the Commonwealth of Kentucky and the validity, interpretation and legal effect of this Stock Option Agreement will be governed by the laws of the Commonwealth of Kentucky applicable to contracts entered into within the Commonwealth of Kentucky. Any dispute under this Stock Option Agreement shall be resolved by arbitration conducted in Louisville, Kentucky by the American Arbitration Association. Any action or other proceeding which involves such a controversy will be brought only in said jurisdiction, and not elsewhere, and the parties hereto waive any objections on the grounds of lack of jurisdiction, lack of venue, or forum non-conveniens or any similar grounds. Any process including, without limitation, any summons or subpoena in any such action or proceeding may, among other methods, be served upon either party by delivering it or mailing it, by registered or certified mail, directed to the address on page one of this Stock Option Agreement. Any such delivery or mail service will be deemed to have the same force and effect as personal service within the Commonwealth of Kentucky.



                                /s/ Harry Kletter
                                  HARRY KLETTER



                                  Accepted By:


                                /s/Joseph Turchyn
                                   "OPTIONEE"

               SCHEDULE 1 TO STOCK OPTION AGREEMENT
                   NOTICE OF ELECTION OF EXERCISE


TO:   Harry Kletter
      7100 Grade Lane
      Louisville, Kentucky 40213


      The Undersigned Purchaser hereby elects to purchase shares (the "Shares") of the Common Stock ($.01 par value) of Industrial Services of America, Inc. ("ISA") pursuant to the terms of the Stock Option Agreement (the "Option"), dated as of January 2nd, 1998, by and between the undersigned and Harry Kletter (which Option must be surrendered with this Notice of Election To Exercise). Kletter agrees that upon exercise of option, the appropriate documentation to issue these shares will be sent to the transfer agent within five (5) business days.

      Payment in Full (U.S. Funds) is hereby tendered in the aggregate sum of $ which sum represents the Shares (maximum 50,000) times the per Share purchase price of $4.00 by bank certified check payable to Kletter with such funds immediately available in Louisville, Kentucky.

      You are hereby requested to issue a certificate representing the Shares in the name(s), and to the address(es) as specified below:

Name:


Street:

 Number of Shares:

City:

State:                   Zip:

Social Security or Tax I.D.
Number:
      1. The Purchaser acknowledges the prior receipt and review of copies of ISA's most recent Form 10-K, Form 10-Q, and Form 8-K filings with the United States Securities and Exchange Commission. Purchaser further acknowledges being fully aware of the "Risk Factors" regarding the purchase of ISA Shares as such matters are and have been described in federal regulatory filings.

      2. The Purchaser has sufficient knowledge and experience in financial and business matters, including the purchase and ownership of unregistered corporate securities and options, to be able to evaluate the risks and merits of the investment represented by the Purchaser's exercise of the Option and purchase of the Shares, and the Purchaser's net worth and available assets are such that Purchaser is able to bear the economic risk of exercise of the Option and purchase of the Shares.

      3. The Purchaser acknowledges that the Purchaser has either been supplied with or has had access to information to which a reasonable investor would attach significance in making investment decisions, and has had the opportunity to ask questions of and receive answers from knowledgeable individuals concerning Kletter and ISA, so that, as a reasonable investor, Purchaser has been able to make a decision to exercise the Option and purchase the Shares.

      4. Because of the experience in financial and business matters of the Purchaser, the Purchaser is qualified to make the inquiry and analysis described in paragraph 2.

      5. The Purchaser understands that neither the Option nor the Shares are being registered under the Securities Act of 1933, as amended in reliance upon exemptions thereunder for transactions not involving any public offering and are not being registered or otherwise qualified for sale under the "Blue Sky" laws and regulations of any state.

      6. The Purchaser is exercising the Option and purchasing the Shares for investment and not with a view to the sale or other distribution thereof, in whole or in part.


DATE                                "PURCHASER"

EXHIBIT 4.4

THIS OPTION (AND SHARES COVERED THEREBY) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE OPTION UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO INDUSTRIAL SERVICES OF AMERICA, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


150,000 Shares                                Exercise Price: $4.00

                       STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (the "Agreement") made and effective as of the 2nd day of January, 1998 (the "Effective Date"), between HARRY KLETTER ("Kletter"), of 1208 Park Hills Court, Louisville, Kentucky 40207; and Anthony Yonadi of 4832 N.W. 25 Way, Boca Raton, Florida 33434 ("Optionee").

                             WITNESSETH:

      Kletter is a substantial shareholder of Industrial Services of America, Inc., a Florida Corporation ("ISA"). Kletter and Optionee each desire to enter into this Option Agreement containing the terms and conditions hereinafter set forth, and which grants to Optionee an option to purchase certain shares of the Common Stock of ISA owned by Kletter (the "Shares").

      NOW, THEREFORE, in consideration of the promises and mutual agreements of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. GRANT OF OPTION. In consideration of the foregoing, Kletter hereby grants and issues to Optionee the right at his option (hereinafter referred to as the "Option") to purchase up to an aggregate of 150,000 Shares of Common Stock ($.01 par value) of ISA at a price of $4.00 per share all of which Option shall be exercisable, in whole or in part at any time prior to February 1, 1999 (the "Expiration Date").

      2. METHOD OF EXERCISING OPTION. The Option may be exercised, in whole or in part at any time prior to 3:00 p.m., Louisville, Kentucky Time on the Expiration date, by giving written notice to Kletter to that effect. The Option evidenced hereby shall be exercisable by the delivery to and receipt by Kletter of (a) this original Option Agreement and (b) a written Notice of Election to Exercise (the "Notice of Election") in the form set forth on the Schedule 1 to this Stock Option Agreement, attached hereto and incorporated herein by reference, specifying the number of Shares to be purchased in not less than one thousand (1,000) share denominations. If the Notice of Exercise is for less than the total of 150,000 Shares, and the time for exercise has not expired, Kletter shall provide Optionee with a new or revised Stock Option Agreement for the balance of the Shares then remaining unexercised, upon the same terms and conditions as provided herein.

      3. KLETTER'S REPRESENTATION. Kletter represents that he will use his best efforts to have the appropriate party prepare, file, and maintain with the appropriate regulatory authorities any required statements and/or notices regarding the shares of his Common Stock underlying the Option granted herein within 90 days (April 2, 1998) of the date hereof. All expenses up to the maximum sum of $10,000.00 associated with statements and/or notices regarding this Option (and the underlying Shares) and other Options (and such underlying shares) in the aggregate of 400,000 Shares shall be borne by Kletter, and the prorated amount of expenses in excess thereof with respect to the registration of a total of 400,000 Shares to be optioned shall be paid by Optionee.

      4. NOTICES. All notices required to be given by either party shall be in writing and delivered by registered, certified or overnight express mail, return receipt requested, to the party being noticed at the address set forth in the first paragraph of this Stock Option Agreement. Either party may effect a change in such address by a prior written notice.

      5. BINDING ACCEPTANCE, PERSONAL NATURE OF OPTION, AND INDEMNIFICATION. By acceptance of this signed Stock Option Agreement, Optionee does hereby agree to be bound by all of the terms and conditions set forth herein. This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives and legal representatives, including, but not limited to the fiduciary of the estate of Kletter in the event of Kletter's death. This Option is personal to Optionee only, and shall not be assigned or otherwise transferred. Optionee agrees to and shall indemnify and hold Kletter harmless from and against any loss, cost or expense (including attorney's fees, reasonably incurred), arising, either directly or indirectly, from any act or omission to act by the Optionee, which results in a claim made upon Kletter regarding the Option or the Shares.

      6. GOVERNING LAW. This Stock Option Agreement shall be construed under the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws thereof.

      7. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. This Stock Option Agreement has been entered into in the Commonwealth of Kentucky and the validity, interpretation and legal effect of this Stock Option Agreement will be governed by the laws of the Commonwealth of Kentucky applicable to contracts entered into within the Commonwealth of Kentucky. Any dispute under this Stock Option Agreement shall be resolved by arbitration conducted in Louisville, Kentucky by the American Arbitration Association. Any action or other proceeding which involves such a controversy will be brought only in said jurisdiction, and not elsewhere, and the parties hereto waive any objections on the grounds of lack of jurisdiction, lack of venue, or forum non-conveniens or any similar grounds. Any process including, without limitation, any summons or subpoena in any such action or proceeding may, among other methods, be served upon either party by delivering it or mailing it, by registered or certified mail, directed to the address on page one of this Stock Option Agreement. Any such delivery or mail service will be deemed to have the same force and effect as personal service within the Commonwealth of Kentucky.



                                /s/Harry Kletter
                                  HARRY KLETTER


                                  Accepted By:


                                /s/Anthony Yonadi
                               "OPTIONEE"

                SCHEDULE 1 TO STOCK OPTION AGREEMENT
                   NOTICE OF ELECTION OF EXERCISE


TO:   Harry Kletter
      7100 Grade Lane
      Louisville, Kentucky 40213


      The Undersigned Purchaser hereby elects to purchase shares (the "Shares") of the Common Stock ($.01 par value) of Industrial Services of America, Inc. ("ISA") pursuant to the terms of the Stock Option Agreement (the "Option"), dated as of January 2nd, 1998, by and between the undersigned and Harry Kletter (which Option must be surrendered with this Notice of Election To Exercise). Kletter agrees that upon exercise of option, the appropriate documentation to issue these shares will be sent to the transfer agent within twenty-four (24) hours.

      Payment in Full (U.S. Funds) is hereby tendered in the aggregate sum of $ which sum represents the Shares (maximum 150,000) times the per Share purchase price of $4.00 by bank certified check payable to Kletter with such funds immediately available in Louisville, Kentucky.

      You are hereby requested to issue a certificate representing the Shares in the name(s), and to the address(es) as specified below:

Name:


Street:

 Number of Shares:

City:

State:                   Zip:

Social Security or Tax I.D.
Number:
      1. The Purchaser acknowledges the prior receipt and review of copies of ISA's most recent Form 10-K, Form 10-Q, and Form 8-K filings with the United States Securities and Exchange Commission. Purchaser further acknowledges being fully aware of the "Risk Factors" regarding the purchase of ISA Shares as such matters are and have been described in federal regulatory filings.

      2. The Purchaser has sufficient knowledge and experience in financial and business matters, including the purchase and ownership of unregistered corporate securities and options, to be able to evaluate the risks and merits of the investment represented by the Purchaser's exercise of the Option and purchase of the Shares, and the Purchaser's net worth and available assets are such that Purchaser is able to bear the economic risk of exercise of the Option and purchase of the Shares.

      3. The Purchaser acknowledges that the Purchaser has either been supplied with or has had access to information to which a reasonable investor would attach significance in making investment decisions, and has had the opportunity to ask questions of and receive answers from knowledgeable individuals concerning Kletter and ISA, so that, as a reasonable investor, Purchaser has been able to make a decision to exercise the Option and purchase the Shares.

      4. Because of the experience in financial and business matters of the Purchaser, the Purchaser is qualified to make the inquiry and analysis described in paragraph 2.

      5. The Purchaser understands that neither the Option nor the Shares are being registered under the Securities Act of 1933, as amended in reliance upon exemptions thereunder for transactions not involving any public offering and are not being registered or otherwise qualified for sale under the "Blue Sky" laws and regulations of any state.

      6. The Purchaser is exercising the Option and purchasing the Shares for investment and not with a view to the sale or other distribution thereof, in whole or in part.



DATE                                "PURCHASER"

EXHIBIT 23.1







                               __________, 1998




Industrial Services of America, Inc.
7100 Grade Lane
P.O. Box 32428
Louisville, Kentucky  40232

      Re: 400,000 Shares of Industrial Services of America, Inc., a Florida corporation, $.01 Par Value Common Stock to be registered on a Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel for Industrial Services of America, Inc. (the "Company"), a Florida corporation, in connection with the preparation and filing of a registration statement on Form S- 3 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 400,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), owned by Harry Kletter and subject to options granted by Harry Kletter to Richard Bolton, Neil Sullivan, Joseph Turchyn, and Anthony Yonadi.

      In connection with this opinion, we have considered such matters of law and examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents and corporate and other records and have obtained such certificates, letters, representations and information from the officers, directors and employees of the Company and from others as we have deemed necessary or appropriate to enable us to render the opinions expressed herein.

      Based upon and in reliance upon the foregoing, and subject to the qualifications and assumptions set forth below, it is our opinion that, when (a) the Registration Statement has become effective in accordance with the Act and the rules and regulations thereunder and the provisions of such state securities or "blue sky" laws as may be applicable have been

96825:Lou3
complied with, and (b) the Common Stock has been duly delivered against payment therefor, the Common Stock will be legally issued, fully paid and nonassessable.

      Our opinion is limited by and subject to the following:

      (a) In rendering our opinion we have assumed that, at the time of the issuance and sale of the Common Stock, the Company will be a corporation validly existing and in good standing under the laws of the State of Florida.

      (b) In our examination of all documents, certificates and records, we have assumed without investigation the authenticity and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity and completeness of the originals of all documents submitted to us as copies. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

      (c) Our opinion is based solely on and limited to the Florida Business Corporation Act and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,





96825:Lou3

EXHIBIT 23.2








                  Consent of Independent Auditors



Board of Directors
Industrial Services of America, Inc.


We consent to the inclusion in the Registration Statement on Form S-3, to be filed by Industrial Services of America, Inc., of our report dated February 28, 1998 on the financial statements of Industrial Services of America, Inc. as of December 31, 1997, and for the years then ended, appearing in the Prospectus, which is part of the Registration Statement. We also consent to the use of our name under the heading "Experts" in the Prospectus.



                               /s/ Crowe, Chizek and Company LLP
                               Crowe, Chizek and Company LLP


Indianapolis, Indiana
April 17, 1998